UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 13, 2015

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34thStreet, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2015, the Board of Directors of Coach, Inc. (the “Company”), approved an amendment and restatement of the Company's Bylaws, dated as of August 17, 2015 (the “Bylaws”). The following is a summary of changes effected by adoption of the Bylaws, which is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition to the amendments described below, the Bylaws include certain technical updates and non-substantive changes.

Article II. MEETINGS OF STOCKHOLDERS

Annual Meeting of Stockholders. The reference to the month of the annual meeting of stockholders was removed from the amended Bylaws, as this information is no longer required by Maryland law.

Procedures for Revoking the Calling of a Special Meeting by Stockholders.  The amended Bylaws clarify the situations when, and the procedures by which, the secretary may revoke the calling of a special meeting requested by the stockholders of the Company.

Notice of Stockholders Meetings. The amended Bylaws update the notice provisions to provide for electronic transmission and “householding.”

Voting by Stockholders. The amended Bylaws provide for majority voting in the election of directors in uncontested elections and retain a plurality voting standard for the election of directors in contested elections.

Inspectors. The amended Bylaws clarify the fairness standard by which the Inspector is required to conduct an election or vote at a meeting of the stockholders.

Advance Notice of Stockholder Nominees for Director and Stockholder Proposals. The amended Bylaws (a) expand the information required to be disclosed by the stockholder making the proposal, any proposed nominees for director and any persons controlling, or acting in concert with, such stockholder, (b) establish procedures for updating any inaccuracy in the information provided by the stockholder making the proposal and (c) add a requirement that any stockholder nominating an individual as a director or proposing other business must be a stockholder of record as of the record date for the annual meeting set by the Board.

Telephone Meetings. The amended Bylaws added a provision permitting the Board or chairman of a stockholders’ meeting to allow one or more stockholders to participate in the meeting via telephone, so long as all participants can hear each other at the same time.

Article III. DIRECTORS

Number, Tenure and Resignation of Directors. The amended Bylaws clarify the resignation procedures for a director of the Company.

Article IV. COMMITEES

Committee Powers. The amended Bylaws clarify that any committee of the Board may delegate some or all of its powers to one or more subcommittees.

Article V. OFFICERS

Chairman of the Board. The amended Bylaws clarify that the chairman of the Board is not, solely by reason of the Bylaws, an officer of the Company, and may be designated as an executive or non-executive chairman.

Article VII. STOCK

Certificates. The amended Bylaws clarify that stock certificates shall be in the form prescribed by either the Board or a duly authorized officer and shall contain the statements and information required by Maryland law.

Article XI. INDEMNIFICATION AND ADVANCE OF EXPENSES

Indemnification. The amended Bylaws clarify the procedures that a committee of the Board or independent legal counsel must follow in order to authorize indemnification for a director or officer of the Company.

Article XIII. EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Exclusive Forum for Certain Litigation. The amended Bylaws add a provision that provides (unless the Board agrees to the selection of an alternative forum) that any of the following four types of litigation be brought in the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division): (a) a derivative lawsuit, (b) an action asserting breach of duty by a director, officer or employee, (c) an action pursuant to any provision of the MGCL or the charter or Bylaws of the Company, and (d) an action asserting a claim governed by the internal affairs doctrine.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

3.1                      Amended and Restated Bylaws of Coach, Inc., dated as of August 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 17, 2015

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer, General Counsel & Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Coach, Inc., dated as of August 17, 2015